UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2006

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of M/I Homes, Inc. (the “Company”), at its meeting held on February 13, 2006, took the following actions with regard to compensation of the Company’s executive officers :

1.
The Committee approved a new annual base salary of $650,000 for Robert H. Schottenstein, Chairman and Chief Executive Officer. This increase of $100,000 was based on Mr. Schottenstein’s performance and a review of industry comparisons.

2.
The Committee approved a new annual base salary of $600,000 for Steven Schottenstein, Vice Chairman and Chief Operating Officer,. This increase of $100,000 was based on Mr. Schottenstein’s performance and a review of industry comparisons.

3.
The Board designated J. Thomas Mason, Senior Vice President, General Counsel and Secretary of the Company an executive officer of the Company. The Committee approved Mr. Mason’s annual base salary of $300,000.

4.
Pursuant to the terms of the Company’s 2004 Executive Officers Compensation Plan (the “Plan”), which was adopted by the Board in March 2004 and approved by the Company’s shareholders at its 2004 Annual Meeting of Shareholders, the Committee established Award Formulas and Performance Goals (each as defined in the Plan), including targets for net income and the return on beginning equity for each executive officer for their 2006 performance bonus under the Plan as well as the maximum performance bonus they are eligible to receive under the Plan in 2006. Attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein is a copy of each executive officer’s Award Formulas and Performance Goals for their 2006 performance bonus under the Plan.

In addition to the above actions taken by the Committee, the Board, at its meeting on February 13, 2006, took the following actions with regard to compensation of the Company’s executive officers and directors:

1. The Board adopted the M/I Homes, Inc. President’s Circle Bonus Pool Plan (the “Bonus Pool Plan”) pursuant to which certain members of the Company’s management team, including the executive officers, are eligible to receive an annual cash bonus payment (commencing with respect to fiscal year 2006) based on the Company’s pre-tax income. Under the terms of the Bonus Pool Plan, during each fiscal year the Plan is in effect, the Company may credit an amount to a bonus pool that is equal to a percentage of the Company’s pre-tax income as determined by the Committee for that fiscal year. The amount allocated to the bonus pool for a given fiscal year is then allocated to the participants’ individual accounts under the Bonus Pool Plan on a pro-rata basis based upon the number of participants. Each participant is eligible to receive an annual cash payment equal to 25% of his or her account balance. A copy of the Bonus Pool Plan is attached hereto as Exhibit 10.5 and incorporated herein by reference.

2. The Board (a) established a Planning Committee of the Board (and appointed current directors, Joseph A. Alutto and Friedrich K.M. Böhm, to the Planning Committee), and (b) in connection therewith, approved the payment of $10,000 to each of these directors for his service on the Planning Committee during fiscal year 2006. Such payment will be made quarterly, and is in addition to the $50,000 annual cash retainer that each of these directors receives for his service on the Board and its other committees.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On February 13, 2006, Lewis R. Smoot, Sr., an independent director of the Company’s Board, informed the Company of his decision not to seek re-election at the Company’s 2006 Annual Meeting of Shareholders. Mr. Smoot, 72, has served on the Company’s Board since 1993. In connection with Mr. Smoot’s decision, the Board has nominated Yvette McGee Brown to stand for election at the Company’s 2006 Annual Meeting. A copy of the press release announcing Mr. Smoot’s decision and Ms. McGee Brown’s nomination is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description of Documents
10.1	2006 Award Formulas and Performance Goals - Chairman and Chief Executive Officer
10.2	2006 Award Formulas and Performance Goals - Vice Chairman and Chief Operating Officer
10.3	2006 Award Formulas and Performance Goals - Senior Vice President and Chief Financial Officer
10.4	2006 Award Formulas and Performance Goals - Senior Vice President, General Counsel and Secretary
10.5	M/I Homes, Inc. President’s Circle Bonus Pool Plan
99.1	Press release dated February 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006

M/I Homes, Inc.

By:	/s/ Phillip G. Creek
Phillip G. Creek
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Index to Exhibits

Exhibit No.	Description of Documents
10.1	2006 Award Formulas and Performance Goals - Chairman and Chief Executive Officer
10.2	2006 Award Formulas and Performance Goals - Vice Chairman and Chief Operating Officer
10.3	2006 Award Formulas and Performance Goals - Senior Vice President and Chief Financial Officer
10.4	2006 Award Formulas and Performance Goals - Senior Vice President, General Counsel and Secretary
10.5	M/I Homes, Inc. President’s Circle Bonus Pool Plan
99.1	Press release dated February 17, 2006